Mondee Reports First Quarter 2024 Results

- Q1 24 Net Revenues of $58M, up 16% from prior-year quarter, on Gross Bookings of $708M
- Q1 24 Adjusted EBITDA of $5.1M, up 27% from the prior-year quarter
- Q1 24 Take Rate of 8.2%, up 10% from the prior-year quarter
- Raises 2024 Net Revenues Guidance

AUSTIN, Texas - Mondee Holdings, Inc. (Nasdaq: MOND) (“Mondee” or the “Company”), a leading travel marketplace and artificial intelligence (AI) technology company, today announced financial results for the three-month period ended March 31, 2024.

"Mondee is pleased to announce a strong start to 2024, with another record first fiscal quarter in both net revenues and adjusted EBITDA terms, with net revenues growth of 16% year over year. Take rate continued to grow by 10% year over year as a result of further expansion in product and geography of our marketplace, driven by our innovative AI tech platform. This allows us to increase our net revenue guidance for the year. Looking into the next few quarters, we continue to enhance and deploy Mondee’s AI capabilities in every aspect of our business with exciting innovations in the pipeline," said Founder, Chairman, and CEO Prasad Gundumogula.

"The company continues driving robust revenue and EBITDA growth, and generated positive free cash flow this quarter. Our cash reserves in Q1 2024 were almost $50 million, over 30% higher than Q4 2023. We remain committed to enhancing top-line growth, profitability, and cash flow generation,” said CFO Jesus Portillo.

First Quarter Financial Highlights

•Gross bookings of $708.1 million for the quarter, an increase of 6% compared to $668.1 million in the first quarter of 2023 (“Q1 23”).
•Net revenues of $58.0 million for the quarter, an increase of 16% compared to $49.9 million in Q1 23.

•Net Loss of $19.5 million for the quarter, which included $20.7 million of non-cash and/or non-recurring items, such as $5.6 million of depreciation and amortization, $5.5 million of PIKed interest, $5.3 million of stock-based compensation, $1.9 million amortization of loan origination fees, $1.2 million change in fair value of earn-out liability and $1.2 million of acquisition and financing related costs, among others.
•Adjusted EBITDA of $5.1 million for the quarter, an increase of 27% compared to $4.0 million in Q1 23.
•Operating cash flow of $18.7 million for the quarter, compared to cash used of $10.0 million in Q1 23.

Financial Summary and Operating Results 1,2

	For the three months ended March 31		Year-Over-Year Change
	2024	2023		%
Transactions	1,075,437	665,173	410,264	62%
Gross Bookings	$708,076	$668,079	$39,997	6%
Net Revenues	$58,021	$49,929	$8,092	16%
Net Loss	$(19,458)	$(12,915)	$(6,543)	51%
Loss per share (EPS)	$(0.30)	$(0.15)	$(0.15)	100%
Adjusted EBITDA	$5,056	$3,986	$1,070	27%
Adjusted Loss per Share	$(0.15)	$(0.07)	$(0.08)	150%
Net cash from (used in) operating activities	$18,661	$(9,979)	$28,640	287%
1 In $ thousands except for Transactions and EPS.
2 1Q 2024 Net Loss included $20.7 million of non-cash and/or non-recurring items, such as $5.6 million of depreciation and amortization, $5.5 million of PIKed interest, $5.3 million of stock-based compensation, $1.9 million amortization of loan origination fees, $1.2 million change in fair value of earn-out liability and $1.2 million of acquisition and financing related costs, among others.

First Quarter 2024 Business Highlights and Subsequent Events

•Maturity Extended for Term Loan. The Company amended its term loan agreement, extending the maturity to June 30, 2025, whilst it advances towards finalizing a long-term facility.

•Post Acquisition Synergies. The Company continues to realize synergies and cross-selling opportunities from the acquisitions completed in 2023. Indicatively, on May 2, 2024, Mondee Brazil started offering flights-only solutions in the country leveraging Mondee’s unique global content and technology.

2024 Financial Outlook

The Company's guidance for fiscal year 2024, is as follows:
•Net revenues of approximately $250 million to $260 million, representing an increase of 14% versus 2023 net revenues, measured at the midpoint.
•Adjusted EBITDA of approximately $30 million to $35 million, representing an increase of 67% versus 2023 Adjusted EBITDA, measured at the midpoint.

Conference Call Information

Mondee will host a conference call Friday, May 10 at 5:30 a.m. (PT) / 7:30 a.m. (CT) / 8:30 a.m. (ET) to discuss its financial results with the investment community. A live webcast of the event will be available on the Mondee Investor Relations website at http://investors.mondee.com. A live dial-in is available domestically at (833) 470-1428 and internationally at +1 (404) 975-4839, passcode 465106.

A replay will be available on Mondee’s Investor Relations website and an audio replay will be available domestically at (866) 813-9403 or internationally at +1 (929) 458-6194, passcode 584659, until midnight (ET) May 31, 2024.

About Mondee

Established in 2011, Mondee is a leading travel marketplace and artificial intelligence (“AI”) technology company with its headquarters based in Austin, Texas. The company operates 17 offices across the United States and Canada and has core operations in Brazil, Mexico, India, Thailand, and Greece. Mondee is driving change in the leisure and corporate travel sectors through its broad array of innovative solutions. Available both as an app and through the web, the company’s platform processes over 50 million daily searches and generates a substantial transactional volume annually. Mondee Marketplace includes access to Abhi, the most powerful and only fully-integrated AI travel planning assistant in the market. Mondee’s network and marketplace include approximately 65,000 travel experts, 500+ airlines, and over one million hotels and vacation rentals, 30,000 rental car pickup locations, and 50+ cruise lines. The company also offers packaged solutions and ancillary offerings that serve our global distribution. On July 19, 2022, Mondee became publicly traded on the Nasdaq under the ticker symbol MOND. For further information, visit: www.mondee.com.

Non-GAAP Measurements:

In addition to disclosing financial measures prepared in accordance with generally accepted accounting principles in the United States (GAAP), this press release and the accompanying tables include non-GAAP adjusted EBITDA and non-GAAP EPS, EBITDA, Adjusted Net Loss, and Adjusted Net Loss per share.

These non-GAAP financial measures are not calculated in accordance with GAAP as they have been adjusted to exclude the effects of stock-based compensation expenses, provision for income taxes, and the impacts of depreciation and amortization, and certain other expenses. Mondee defines adjusted EBITDA as net loss before depreciation and amortization, provision for income taxes, interest expense (net), other expense (net), stock-based compensation, and certain other expenses. Non-GAAP net income (loss) is defined as net loss before the impacts of amortization of intangibles, provision for income taxes, stock-based compensation, and certain other expenses. Non-GAAP adjusted net income (loss) per share is defined as non-GAAP net income (loss) on a per share basis. See "Reconciliation of GAAP to Non-GAAP Financial Measures" for a discussion of the applicable weighted-average shares outstanding.

Mondee believes these non-GAAP financial measures provide investors and other users of its financial information consistency and comparability with its past financial performance and facilitates period-to-period comparisons of its results of operations. With respect to adjusted EBITDA and non-GAAP net loss/income, Mondee believes these non-GAAP financial measures are useful in evaluating the Company’s profitability relative to the amount of revenue generated, excluding the impact of stock-based compensation expense and certain other expenses and/or non-cash expenses. Mondee also believes non-GAAP financial measures are useful in evaluating its operating performance compared to that of other companies in its industry, as these metrics eliminate the effects of stock-based compensation, which may vary for reasons unrelated to overall operating performance.

Mondee uses these non-GAAP financial measures in conjunction with traditional GAAP measures as part of its overall assessment of the Company’s performance, including the preparation of its annual operating budget and quarterly forecasts, and to evaluate the effectiveness of its business strategies. Mondee’s definition may differ from the definitions used by other companies and therefore, comparability may be limited. In addition, other companies may not publish this or similar metrics. Thus, Mondee’s non-GAAP financial measures should be considered in addition to, not as a substitute for, nor superior to or in isolation from, measures prepared in accordance with GAAP.

These non-GAAP financial measures may be limited in their usefulness because they do not present the full economic effect of Mondee’s use of stock-based compensation. The Company compensates for these limitations by providing investors and other users of its financial information a reconciliation of the non-GAAP financial measure to the most closely related GAAP financial measures. However, Mondee has not reconciled the non-GAAP guidance measures disclosed under "Financial Outlook" to their corresponding GAAP measures because certain reconciling items such as stock-based compensation and the corresponding provision for income taxes depend on factors such as the stock price at the time of award of future grants and thus cannot be reasonably predicted. Accordingly, reconciliations to the non-GAAP guidance measures are not available without unreasonable effort. Mondee encourages investors and others to review its financial information in its entirety, not to rely on any single financial measure and to view non-GAAP net loss/ income and non-GAAP net loss/ income per share in conjunction with net loss and net loss per share.

Operating Metrics:

This press release also includes certain operating metrics that we believe are useful in providing additional information in assessing the overall performance of Mondee’s business.

Transactions are defined as the number of travel reservations that were processed on Mondee’s platform during the period. A single transaction could include an airline ticket, a hotel or hospitality accommodation, and any number of ancillaries offered on the platform. Gross bookings are defined as the total dollar value, generally inclusive of taxes and fees, of all travel reservations through our platform between a third-party seller or service provider and the traveler, net of cancellations. Take rate is defined as revenues as a percentage of gross bookings. Mondee generates revenue from service fees earned on these transactions and, accordingly its revenue increases or decreases based on the increase or decrease in either or both the number or value of transactions Mondee processes. Revenue will increase as a result of the expansion in Mondee's distribution platform and/or as a result of an increase in service fees from higher value services offered on the platform.

Forward-Looking Statements and Unaudited Financials:

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements can be identified by words such as: “believe,” “can”, “"may,” “expects,” “intends,” “potential,” “plans,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding the Company’s future growth, performance, business prospects and opportunities, strategies, expectations, future plans and intentions or other future events are forward looking statements. Such forward-looking statements are subject to risks, uncertainties, and other factors, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements.

Management believes that these forward-looking statements are reasonable as and when made. However, the Company cautions you that these forward-looking statements are subject to risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of the Company. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, the ability to implement business plans and forecasts, the outcome of any legal proceedings that may be instituted against the Company or others and any definitive agreements with respect thereto, the ability of the Company to grow and manage growth profitably, maintain relationships with our distribution network and suppliers and retain its management and key employees, the ability of the Company to maintain compliance with Nasdaq’s listing standards, and other risks and uncertainties set forth in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the U.S. Securities and Exchange Commission (the “SEC”) and in the Company’s subsequent filings with the SEC. There may be additional risks that the Company does not presently know of or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements.

Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. In light of the significant uncertainties in these forward-looking statements, you should not rely upon forward-looking statements as predictions of future events. Except as required by law, Mondee undertakes no obligation to update publicly any forward-looking statements for any reason.

MONDEE HOLDINGS, INC.
Condensed Consolidated Balance Sheets
(In thousands, except par value)

	March 31, 2024	December 31, 2023
Assets
Current assets
Cash and cash equivalents	$38,889	$27,994
Restricted cash and short-term investments	8,493	7,993
Accounts receivable, net of allowance	103,589	116,632
Contract assets, net of allowance	14,903	13,228
Amounts receivable from related parties, current portion	43	—
Prepaid expenses and other current assets	6,338	7,250
Total current assets	172,255	173,097
Property and equipment, net	19,949	17,311

	March 31, 2024	December 31, 2023
Goodwill	87,522	88,056
Intangible assets, net	96,905	102,029
Amounts receivable from related parties, excluding current portion	—	43
Operating lease right-of-use assets	3,298	3,232
Deferred income taxes	752	752
Other non-current assets	8,585	7,871
TOTAL ASSETS	$389,266	$392,391

Liabilities, Redeemable Preferred Stock and Stockholders’ Deficit
Current liabilities
Accounts payable	$124,458	$114,989
Amounts payable to related parties	42	42
Government loans, current portion	21	66
Accrued expenses and other current liabilities	29,602	25,115
Earn-out liability, net, current portion	852	4,843
Deferred revenue, current portion	5,420	5,686
Long-term debt, current portion	11,645	10,828
Total current liabilities	172,040	161,569
Deferred income taxes	11,968	12,334
Note payable to related party	202	201
Government loans, excluding current portion	133	142
Warrant liability	95	137
Earn-out liability, net, excluding current portion	5,219	4,322
Long-term debt, excluding current portion	154,549	150,679
Deferred revenue, excluding current portion	11,149	11,797
Operating lease liabilities, excluding current portion	2,118	2,561
Other long-term liabilities	8,176	8,073
Total liabilities	365,649	351,815

Redeemable preferred stock
Series A preferred stock - $0.0001 par value	110,796	105,804

Stockholders’ deficit
Common stock – $0.0001 par value	9	8
Treasury Stock	(32,088)	(32,088)
Additional paid-in capital	306,836	306,326
Accumulated other comprehensive (losses) gains	(1,406)	1,598
Accumulated deficit	(360,530)	(341,072)

	March 31, 2024	December 31, 2023
Total stockholders’ deficit	(87,179)	(65,228)
TOTAL LIABILITIES, REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT	$389,266	$392,391

MONDEE HOLDINGS, INC.
Condensed Consolidated Statements of Operations
(In thousands, except stock and per share data)

	Three Months Ended March 31,
	2024	2023
Revenues, net	$58,021	$49,929
Operating expenses
Sales and marketing expenses	40,267	37,445
Personnel expenses, including stock-based compensation of $5,246 and $2,156, respectively	13,216	7,466
General and administrative expenses, including non-employee stock-based compensation of $55 and $405, respectively	5,785	4,494
Information technology expenses	2,069	923
Provision for credit losses, net	(403)	(667)
Depreciation and amortization	5,563	3,386
Restructuring expense, net	(289)	1,529
Total operating expenses	66,208	54,576
Loss from operations	(8,187)	(4,647)
Other income (expense)
Interest income	169	347
Interest expense	(9,932)	(8,217)
Changes in fair value of warrant liability	42	(21)
Other (expense) income, net	(905)	322
Total other expense, net	(10,626)	(7,569)
Loss before income taxes	(18,813)	(12,216)
Provision for income taxes	(645)	(699)
Net loss	(19,458)	(12,915)
Cumulative dividends allocated to preferred stockholders	(3,805)	—
Net loss attributable to common stockholders	$(23,263)	$(12,915)
Net loss attributable per share to common stockholders
Basic and diluted	$(0.30)	$(0.15)
Weighted-average shares used to compute net loss attributable per share to common stockholders
Basic and diluted	78,468,479	83,748,712

	Three Months Ended March 31,
	2024	2023
Net loss	$(19,458)	$(12,915)
Other comprehensive (loss), net of tax
(Loss) on currency translation adjustment	(3,004)	(9)
Comprehensive loss	$(22,462)	$(12,924)

MONDEE HOLDINGS, INC.
Condensed Consolidated Statements of Cash Flows
(In $ thousands)

	Three Months Ended March 31,
	2024	2023
Cash flows from operating activities
Net loss	$(19,458)	$(12,915)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Depreciation and amortization	5,563	3,386
Deferred taxes	—	11
Provision for credit losses, net	(403)	(667)
Stock-based compensation	5,301	2,561
Non-cash lease expense	326	—
Amortization of loan origination fees	1,867	2,035
Payment in kind interest expense	5,482	1,381
Unrealized (gain) loss on foreign currency exchange derivatives	(3)	12
Change in the estimated fair value of earn-out consideration and warrants	1,197	192
Changes in operating assets and liabilities:
Accounts receivable	10,668	(17,935)
Contract assets	(1,675)	1,294
Prepaid expenses and other current assets	922	(550)
Operating lease right-of-use assets	—	(331)
Other non-current assets	(771)	(278)
Amounts payable to related parties	—	164
Accounts payable	14,761	10,950
Accrued expenses and other liabilities	(3,363)	449
Deferred revenue	(914)	(2)
Operating lease liabilities	(839)	264
Net cash provided by (used in) operating activities	18,661	(9,979)
Cash flows from investing activities
Capital expenditures	(4,881)	(1,968)
Cash paid for acquisitions, net of cash acquired	—	(18,304)
Purchase of restricted short term investments	—	(235)
Sale of restricted short term investments	—	62
Net cash used in investing activities	(4,881)	(20,445)

	Three Months Ended March 31,
	2024	2023
Cash flows from financing activities
Repayment of debt	(1,152)	(2,063)
Payment of preferred stock offering costs	(28)	(2,222)
Loan origination fee for long term debt	(79)	(616)
Payments of tax on vested restricted stock units	(743)	—
Proceeds from long term debt	—	15,000
Net cash (used in) provided by financing activities	(2,002)	10,099
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(370)	(14)
Net increase (decrease) in cash and cash equivalents and restricted cash	11,408	(20,339)
Cash and cash equivalents and restricted cash at beginning of period	34,665	78,841
Cash and cash equivalents and restricted cash at end of period	46,073	58,502

MONDEE HOLDINGS, INC.
GAAP to Non-GAAP Reconciliations
(In thousands, except Transactions and per share data)

KEY METRICS	1Q23	4Q23	1Q24
Transactions	665,173	829,698	1,075,437
Take rate	7.5%	9.8%	8.2%
Gross bookings	668,079	632,420	708,076
Net revenues	$49,929	$62,093	$58,021
YoY Growth	28%	81%	16%
QoQ Growth	46%	14%	(7)%

ADJUSTED EBITDA RECONCILIATION	1Q23	4Q23	1Q24
Net income (loss)	$(12,915)	$(13,195)	$(19,458)
Interest expense (net)	7,870	9,829	9,763
Stock-based compensation expense	2,561	3,448	5,307
Payroll tax expense related to stock-based compensation	—	(12)	—
Depreciation & amortization	3,386	4,714	5,563
Restructuring expense	1,529	771	(289)
Changes in fair value of Warrant liability	21	(40)	(42)
Certain legal expenses	—	—	—
Income tax provision	699	(5,619)	645
Gain on forgiveness of PPP loan	—	—	—
Warrant transaction expense	—	—	—
M&A costs	279	150	618
Financing and refinancing related costs	406	519	625
US divestiture and transition service expense	—	(227)	240
Other expenses (income), net	(493)	2,192	665
Change in fair value of acquisition earn-out liability	171	2,599	1,239
Certain other expenses	472	464	180
Sale of export incentives	—	—	—
Adjusted EBITDA	$3,986	$5,593	$5,056
Adjusted EBITDA margin	8.0%	9.0%	8.7%

1 Includes LBF US divestiture and transition service expense, changes in fair value of earn-out liabilities, legal expenses pertaining to acquisitions, restructuring expense, acquisition costs, transaction filing fees and related expenses, and changes in fair value of warrant liabilities.

For Further Information, Contact:

Public Relations
pr@mondee.com

Investor Relations
ir@mondee.com